                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 20, 1998


                       FIREPLACE MANUFACTURERS, INCORPORATED
              -----------------------------------------------------
              (Exact name of registrant as specified in its charter)


    California                    0-13746                     95-3244946
    ----------                    -------                     ----------
 (State or other                 (Commission                 (I.R.S. Employer
  jurisdiction                  File Number)                Identification No.)
of incorporation)


  2701 South Harbor Boulevard, Sana Ana, California                92704
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      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  714-549-7782
                                                     ------------

                           Not Applicable
                           --------------
    (Former name or former address, if changed since last report)

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Item 5.   Other Events
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Fireplace Manufacturers Incorporated announced that it has entered into a
Letter of Intent with DESA International to sell the Company for a maximum purchase price of $23,750,000 to be paid in cash. DESA International is a privately held company which currently owns about 8% of the Company's outstanding Common Stock. The transaction will be in the nature of a merger of the Company into a new subsidiary of DESA. The principal shareholders of the Company, including all Board members and one other officer have entered into options with DESA to sell their shares (approximately 50% of the outstanding shares) at the same price as will be offered to all other shareholders. Such individuals will also enter into covenants not to compete with DESA and certain of such individuals will be employed by DESA after the merger. The Company and DESA are now negotiating a definite Merger
Agreement. Any such merger will require shareholder approval at a special meeting of shareholders following the preparation and distribution of a proxy statement and the compliance with all relevant governmental regulations. No assurances can be given that any such merger will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Fireplace Manufacturers Inc.
                                        ----------------------------
                                                 Registrant


March 31, 1998                           JOHN D. HORNSBY
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    (Date)                               John D. Hornsby, Secretary/Treasurer